Exhibit 99.1

Amendments to the Code of Ethics for Senior Financial Officers of Ohio Legacy Corp

The following text is added after Section III:

IV. Accountability for Adherence to the Code of Conduct

It is the responsibility of the Audit and Compliance Committee to implement and control a reporting mechanism for the anonymous disclosure by employees or other individuals of behavior or transactions that appear contrary to the spirit of this Code of Conduct. As such, the Audit and Compliance Committee will be responsible for investigating such disclosures and for promptly recommending remedies or discipline to correct or remove behavior(s) that do not promote this Code of Conduct.

Each of the undersigned hereby acknowledges their responsibilities for adherence to this Code of Conduct and understands that deviation from the Code of Conduct will result in corrective action, which may include termination of employment with Ohio Legacy Corp or its subsidiaries.

The following individual is added to Exhibit A to the Code of Conduct:

Michael J. Saporito